SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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Check the appropriate box:
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[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               NATIONAL R.V. HOLDINGS, INC.
         ----------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)


         ----------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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   the filing is calculated and state how it was determined):
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

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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




                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. Perris Boulevard
                            Perris, California 92571


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 9, 2003


     The Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), hereby gives notice that the 2003 Annual Meeting of Stockholders of the Company will be held on Monday, June 9, 2003, at 9:00 a.m., Pacific Daylight Time, at 2050 South Lyon Street, Santa Ana, California 92705 for the following purposes:

     1. To elect two persons to serve on the Company's Board of Directors as Class III Directors until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the Company's By-laws.

     2.   To   ratify   the   selection   by   the   Board   of   Directors   of
PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2003.

     3. To transact such other and further business as may properly come before the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on April 15, 2003 are entitled to notice of and to vote at the meeting. If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy. A copy of the Company's Proxy Statement is enclosed herewith.

                       By Order of The Board of Directors


                       Stephen M. Davis
                       ----------------
                       Secretary
April 25, 2003


     IMPORTANT:  WHETHER  OR NOT  YOU  EXPECT  TO  ATTEND  THE  MEETING,  PLEASE
COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571

                                 PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 ON JUNE 9, 2003

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Monday, June 9, 2003, at 9:00 a.m., Pacific Daylight Time, at 2050 South Lyon Street, Santa Ana, California 92705, and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about April 30, 2003.

     The close of business on April 15, 2003 has been selected as the record date (the "Record Date") for determining the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were approximately 9,832,161 shares of Common Stock outstanding and approximately 76 holders of record. Holders of Common Stock are entitled to one vote per share.

     The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Elections of directors will be determined by a plurality of vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and
voting  is  required  to  ratify  the  selection  of  the   independent   public
accountants.

     Unless proxies have been previously revoked, all shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. Any person giving a proxy has the power to revoke it, in writing delivered to the Secretary of the Company at the address given above, at any time prior to its exercise. If no direction is given, a properly executed proxy will be voted FOR the election of the persons named under "Election of Directors," and FOR the ratification of the selection of PricewaterhouseCoopers LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

                              ELECTION OF DIRECTORS

ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors consists of seven members and is divided into three classes of directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. At the Annual Meeting, stockholders will elect two Class III Directors to serve until the Annual Meeting of Stockholders to be held in 2006 and until their successors are elected and qualified.

Nominees for Class III Director

     Doy B. Henley, an incumbent Class III director, and James B. Roszak, a new nominee for Class III Director, have been nominated by management for election to the Board of Directors as Class III Directors at the Annual Meeting and have consented to serve as such, if elected. Mr. Neil H. Koffler, a director of the Company since August 1993, will not stand for reelection. Certain biographical information regarding Mr. Henley is set forth below in the section entitled "Management of the Company -- Executive Officers and Directors." Mr. Roszak's biographical information appears below:

     JAMES B. ROSZAK. Mr. Roszak, age 61, was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001.

Vote Required

     The affirmative vote of the record holders of a plurality of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to elect Directors. The enclosed proxy provides a means for stockholders to vote for the election of the nominees or to withhold authority to vote for such nominees. Abstentions with respect to the election of the nominees for Class III Directors will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.

     It is the intention of the persons in the enclosed proxy to vote FOR the election of Doy B. Henley and James B. Roszak to serve as Class III Directors of the Company. Messrs. Henley and Roszak have consented to be named in this Proxy Statement and to continue to serve if elected. Management does not contemplate or foresee that the nominees will be unable or unwilling to serve or be otherwise unavailable for election.

Board Recommendation

     The Board of Directors recommends that stockholders vote FOR the election of the nominees for Class III Directors set forth above.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

ITEM 2 -- RATIFICATION OF APPOINTMENT OF
              INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2003. Although the selection of auditors does not require ratification, the Audit Committee of the Board has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification because management believes this matter is of such significance as to warrant stockholder participation. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting in person or by telephone conference to respond to appropriate stockholder questions, and they will be given the opportunity to address the stockholders, if they so desire. In addition to audit services, PricewaterhouseCoopers LLP also provided certain non-audit services to the Company in 2002. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the fees incurred by the Company for the services of PricewaterhouseCoopers LLP in 2002 and 2001.

                          Services Rendered                                                      Fees
-----------------------------------------------------------------------              ------------------------------
-----------------------------------------------------------------------
                                                                                           2002            2001
Audit services (1)                                                                        $203,100        $122,000
Audit-related services (2)                                                                  $7,676               0
   Total audit and audit-related services                                                 $210,776        $122,000
Tax services (3)                                                                            $9,500          $5,000
Other services                                                                                   0               0
________________
(1)      For  professional  services  rendered for the audit of the Company's annual  financial  statements,  and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal years 2002 and 2001.
(2)      For audits of employee benefit plans in 2002.
(3)      For 2002 and 2001, tax services for tax compliance and planning.

Vote Required

     The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent public accountants. Abstentions and broker non-votes will have no effect on the vote for the ratification of the selection of the independent public accountants.

Board Recommendation

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2003.

                            MANAGEMENT OF THE COMPANY

       The executive officers and directors of the Company are as follows:

Name                                        Age               Position

Doy B. Henley                               73                Chairman of the Board(1)(2)
Bradley C. Albrechtsen                      40                President, Chief Executive Officer and Director
Stephen M. Davis                            49                Director and Secretary(2)
Neil H. Koffler                             36                Director(1)
Robert B. Lee                               64                Director
Greg McCaffery                              50                Director(1)(2)
Wayne M. Mertes                             66                Director
Mark D. Andersen                            44                Chief Financial Officer, Treasurer and Assistant
                                                              Secretary
Jonathan C. Corn                            39                Vice President/General Counsel
_____________________
(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.


Executive Officers and Directors

     DOY B. HENLEY. Mr. Henley has served as Chairman of the Board since September 2001 and has been a director of the Company since February 1998. Mr. Henley is a Class III director whose term expires at the Annual Meeting. See "Election of Directors - Nominees for Class III Director." Mr. Henley is chief executive officer of Henley Properties, a private real estate management company. Mr. Henley was a founder and, from 1966 to 1997, had been the Chairman and Chief Executive Officer of Aeromil Engineering Company, a computer-automated manufacturing firm engaged in the production of complex machined titanium track systems and structural components for the aerospace industry.

     BRADLEY C. ALBRECHTSEN. Mr. Albrechtsen has been President, Chief Executive Officer and a director since September 2001, Chief Financial Officer and Treasurer of the Company from April 1999 to September 2001 and Assistant Secretary from January 1999 to September 2001. Mr. Albrechtsen served as the Company's Controller from 1993 through April 1999 and as Assistant Controller prior to 1993. Mr. Albrechtsen is a Class I director whose term expires in 2005. Mr. Albrechtsen is a certified public accountant with six years of public accounting experience, including three years at Arthur Young & Co. (the predecessor of Ernst & Young).

     STEPHEN M. DAVIS. Mr. Davis has been a director and Secretary of the Company since August 1993. Mr. Davis is a Class II director whose term expires in 2004. Mr. Davis has been a shareholder of the law firm Heller Ehrman White & McAuliffe LLP since April 1999 and a partner in its predecessor firm from January 1987 through March 1999.

     NEIL H. KOFFLER. Mr. Koffler has been a director of the Company since August 1993. He is a Class III director whose term expires at the Annual Meeting. Mr. Koffler is not standing for reelection at the Annual Meeting. Since June 1989, Mr. Koffler has been a member or executive officer of SC Fundamental LLC, a New York-based investment management firm, and its predecessors.

     ROBERT B. LEE. Mr. Lee is presently the President of the Company's Country Coach, Inc. subsidiary ("CCI") and has been a director of the Company since November 1996. Mr. Lee has also been President and Chief Operating Officer of the Company from April 2001 to September 2001 and co-Chief Executive Officer from March 2001 to April 2001. Mr. Lee is a Class II director whose term expires in 2004. Mr. Lee founded CCI in 1973 and served as Chairman and Chief Executive Officer of CCI from 1973 to July 2000, and has been President of CCI since September 2002. Mr. Lee served as a consultant to the Company from September 2001 to December 31, 2001, and also served in that role from July 2000 to March 2001.

     GREG McCAFFERY. Mr. McCaffery has been a director of the Company since February 1998. Mr. McCaffery is a Class II director whose term expires in 2004. Mr. McCaffery is a founder and president of, and since 1984 has operated, McCaffery Homebuilders, a builder of custom homes located in Orange Country, California.

     WAYNE M. MERTES. Mr. Mertes is presently the President of the Company's National R.V., Inc. subsidiary ("NRV") and has been a director of the Company since October 1991. Mr. Mertes has also been Chief Executive Officer of the Company from August 1993 to March 2001, President from August 1993 to April 2001 and co-Chief Executive Officer from March 2001 to April 2001. From April 2001 to September 2001, Mr. Mertes was President and Chief Executive Officer of NRV. Mr. Mertes was again appointed President of NRV in September 2002. Mr. Mertes is a Class I director whose term expires in 2005. Mr. Mertes co-founded the predecessor of NRV in 1964 under the name Dolphin Trailer Company and continuously served as an executive officer of such predecessor and, subsequently, NRV since such time through July 1999 and from April 2001 to September 2001. From September 2001 to December 31, 2001, Mr. Mertes served as a consultant to the Company.

     MARK D. ANDERSEN. Mr. Andersen has been Chief Financial Officer, Treasurer and Assistant Secretary of the Company since October 2001. Mr. Andersen served as Senior Vice-President and Controller of CCI from November 2000 to October 2001 and as Controller of CCI from February 1992 to November 2000. Mr. Andersen is a certified public accountant.

     JONATHAN C. CORN. Mr. Corn has been Vice President/General Counsel since April 2002, and General Counsel since December 2001. Mr. Corn is an attorney who received his law degree from Georgetown University Law Center in 1991. Prior to joining the Company, Mr. Corn practiced law in San Diego. His firm, Corn & Associates, P.C., was a specialty firm focused on the representation of RV manufacturers and dealers.

Board of Directors and Committees

     Pursuant to the Company's Bylaws, the Company's Board of Directors is divided into three classes of Directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. Effective January 1, 2003, outside directors (directors excluding Messrs. Albrechtsen, Lee and Mertes) receive an annual director retainer of $30,000, an in-person per meeting fee of $1,000 and a telephone meeting fee of $500. In addition, the Chairman of the Board of Directors is entitled to an additional annual fee of $30,000, members of a Board committee are entitled to an annual fee of $3,000 and the Audit Committee Chairman is entitled to an additional annual fee of $10,000. Messrs. Albrechtsen, Lee and Mertes do not receive any additional compensation for acting as directors. Directors are also entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board meetings. During the year ended December 31, 2002, the Board of Directors held eight meetings. All directors attended at least 75% of those meetings and of its committees of which they were members that were held while they were serving on the Board or such committee.

     The Board of Directors has established an Audit Committee, currently consisting of Messrs. Koffler, Henley and McCaffery. The Audit Committee, pursuant to a charter adopted by the Board of Directors, assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's internal and external auditors. The members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange. The Audit Committee held three formal meetings during the year ended December 31, 2002, though Mr. Koffler, as Chairman of the Audit Committee, reported to the other committee members from time to time during 2002 following his quarterly review and discussion of the Company's quarterly financial statements with the Company's independent public accountants. The Company also has a Compensation Committee, consisting of Messrs. Davis, Henley and McCaffery, which reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Compensation Committee held one meeting during the year ended December 31, 2002. The Company does not have a standing nominating committee.

     Pursuant to the Company's Bylaws, officers of the Company hold office until the first meeting of directors following the next annual meeting of stockholders and until their successors are chosen and qualified. It is anticipated that immediately following the Annual Meeting, the Board of Directors elected at the Annual Meeting will hold the 2003 Annual Meeting of the Board of Directors. At such meeting, it is anticipated that the current officers of the Company will be re-elected to serve in the capacities set forth above until the next Annual Meeting of the Board of Directors or until their respective successors are duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2002, all filing requirements applicable to its officers and directors were complied with by such individuals.

Compensation of Executive Officers

     The following table sets forth all compensation awarded to, earned by or paid to each of the Company's current or former executive officers named below (the "Named Individuals") for the Companys fiscal periods as specified below:

                                                                                               Long Term
                                                           Annual Compensation               Compensation       All Other
                                                                                                               Compensation
                                                -------------------------------------------

          Name and            Year Ended                                   Other Annual
     Principal Position       December 31,       Salary       Bonus       Compensation(1)    Options/SARs

Bradley C. Albrechtsen        2002               $220,000      ---              ---               ---           $3,600 (2)
President and Chief           2001               $142,000      ---              ---             15,000          $3,600 (2)
Executive Officer             2000               $130,000    $52,650            ---             14,000          $3,600 (2)


Mark D. Andersen              2002               $159,059      ---              ---               ---           $5,422 (3)
Chief Financial Officer       2001                $99,572      ---              ---             12,250          $3,850 (3)

Wayne M. Mertes               2002               $50,215       ---              ---               ---          $150,000 (5)
President of NRV (4)          2001              $283,400       ---              ---               ---          $150,000 (5)
                              2000              $283,400     $207,000           ---             48,000         $150,000 (5)

Robert B. Lee                 2002                     $1      ---              ---               ---              ---
President of CCI (6)          2001               $210,000      ---         $100,325 (7)         15,000          $6,800 (3)
                              2000               $210,000      ---         $242,866 (7)         20,000          $4,100 (3)

Jonathan C. Corn              2002               $200,000      ---              ---               ---              ---
Vice President/General
Counsel
______________________

  (1) Except as may be indicated  below,  the  aggregate  amount of all  perquisites  and other  personal  benefits paid to each Named  Individual  is not greater than either  $50,000 or 10% of the total of the annual  salary and bonus reported for either such executive.

  (2) Represents the annual premium paid pursuant to the Company's SERP Deferred Compensation Plan.

  (3) Represents the amount of the Company's matching contribution under CCI's 401(k) plan.

  (4) Mr.  Mertes  retired  from  his  executive  positions  with  the  Company  in  September  2001.  However,  in
      September 2002, Mr. Mertes was appointed President of NRV.

  (5) Represents  amounts  paid by Company in respect of a split  dollar  life  insurance  policy.  In  connection with Mr.  Mertes' prior  employment  agreement,  the Company and Mr. Mertes  entered into a split dollar life insurance  arrangement  in October 1998 in which an  insurance  policy in the face amount of  $2,950,000  was taken out by the  Company  on the life of Mr.  Mertes.  The  Company  has  agreed to pay the  annual  premium thereof of not greater  than  $150,000 per year for five years.  The Company and Mr.  Mertes have agreed that the  Company  shall own the cash value of the policy and that the Company  will be entitled to withdraw  from the policy  $92,601 per annum until the aggregate  premiums paid by the Company to the insurance  carrier are repaid to the Company.  To ensure the  repayment of the aggregate  premiums  paid by Company,  the Company is entitled to receive from the policy's  death  benefits the greater of the  aggregate  premiums not yet repaid or the then cash value of the policy.

  (6) Mr. Lee retired from his  executive  positions  with the Company in  September  2001.  However,  in September
      2002, Mr. Lee was appointed President of CCI.

  (7) Pursuant to an  employment  agreement  between Mr. Lee and CCI which  expired in December  2001,  Mr. Lee was entitled  to  purchase  a  motorhome  from the  Company  at cost in 2000 and 2001.  The  amounts in the table represent  the  difference  between the costs of the  motorhomes  purchased  by Mr. Lee and their  respective wholesale values.

Compensation Committee Interlock and Insider Participation

     Compensation decisions during the fiscal year ended December 31, 2002 were made by the Company's Compensation Committee and by the Board of Directors, which included Bradley C. Albrechtsen, President and Chief Executive Officer of the Company, and Wayne M. Mertes and Robert B. Lee, Presidents of the Company's NRV and CCI subsidiaries, respectively. Neither Mr. Albrechtsen, Mr. Mertes nor Mr. Lee participated in Board deliberations or voting concerning their respective compensation.

Employment Agreements

     The Company is not presently a party to an employment agreement with any of its executive officers nor were any such agreements in effect during the fiscal year ended December 31, 2002.

Stock Option Plans

                  1993 Stock Option Plan

     In August 1993, the Company adopted and approved the 1993 Stock Option Plan (the "August 1993 Plan"). The August 1993 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The August 1993 Plan provides for the award of options to purchase up to 450,000 shares of Common Stock, of which 200,800 were subject to outstanding options as of December 31, 2002. The August 1993 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the August 1993 Plan, full authority to select Company individuals eligible to participate in the August 1993 Plan, including officers, directors (whether or not employees) and consultants. The August 1993 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the August 1993 Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the August 1993 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2002, no options were granted under the August 1993 Plan.

                  1993 Option Plan

     In November 1993, the Company adopted and approved the 1993 Option Plan (the "November 1993 Plan"). The November 1993 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The November 1993 Plan provides for the award of options to purchase up to 348,750 shares of the Company's Common Stock, of which 101,250 were subject to outstanding options as of December 31, 2002. The November 1993 Plan is administered by the Company's Board of Directors, which has, subject to the provisions of the November 1993 Plan, full authority to select Company individuals eligible to participate in the November 1993 Plan, including officers, directors (whether or not employees) and consultants. The November 1993 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-qualified stock options. Options granted pursuant to the November 1993 Plan will have such vesting schedules and expiration dates as the Board of Directors shall establish in connection with each participant in the November 1993 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2002, no options were granted under the November 1993 Plan.

                  1995 Stock Option Plan

     In September 1995, the Company adopted and approved the 1995 Stock Option Plan (the "1995 Option Plan"). The 1995 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1995 Option Plan provides for the award of options to purchase up to 225,000 shares of Common Stock, of which 85,833 shares were subject to outstanding options as of December 31, 2002. The 1995 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1995 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1995 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1995 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1995 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2002, no options were granted under the 1995 Option Plan.

                  1996 Stock Option Plan

     In October 1996, the Company's Board of Directors adopted and approved the 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 Option Plan provides for the award of options to purchase up to 675,000 shares of Common Stock, of which 247,500 shares were subject to outstanding options as of December 31, 2002. The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1996 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1996 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1996 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1996 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2002, no options were granted under the 1996 Option Plan.

                  1997 Stock Option Plan

     In June 1997, the Company's Board of Directors adopted and approved the 1997 Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1997 Option Plan provides for the award of options to purchase up to 900,000 shares of Common Stock, of which 461,250 shares were subject to outstanding options as of December 31, 2002. The 1997 Option Plan is administered by the Board of Directors or, at its option, a committee of the Board of Directors. The Board (or a designated committee) has, subject to the provisions of the 1997 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1997 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1997 Option Plan will have such vesting schedules and expiration dates as the Board (or a designated committee) shall establish in connection with each participant in the 1997 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2002, no options were granted under the 1997 Option Plan.

                  1999 Stock Option Plan

     The Company's Board of Directors adopted and approved the 1999 Stock Option Plan in April 1999 and the amended and restated 1999 Stock Option Plan in April 2000 and again in April 2001 (together, the "1999 Option Plan"). The 1999 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1999 Option Plan provides for the award of options to purchase up to 1,150,000 shares of Common Stock, of which 820,013 shares were subject to outstanding options as of December 31, 2002. The 1999 Option Plan is administered by the Compensation Committee. The Compensation Committee has, subject to the provisions of the 1999 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1999 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1999 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1999 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2002, no options were granted under the 1999 Option Plan.

Option Values

     The following table sets forth, as of December 31, 2002, the number of options and the value of exercised and unexercised options held by the Named Individuals.

                                                                                               Value of Unexercised
                                                         Number of Unexercised Options        in-the-money Options at
                                                                at Dec. 31, 2002                 Dec. 31, 2002($)(1)
                             Shares
                           Acquired in        Value
         Name             Exercise (#)    Realized ($)    Exercisable    Unexercisable     Exercisable    Unexercisable
Bradley C.
   Albrechtsen                8,000          21,956           29,333         14,667                   0                 0
Mark D. Andersen              7,500          22,229           15,583         10,667                   0                 0
Wayne M. Mertes                ---             ---           524,500         16,000             568,335                 0
Robert B. Lee                  ---             ---            18,333         16,667                   0                 0
Jonathan C. Corn               ---             ---                 0              0                   0                 0
___________________

(1)  On December 31, 2002, the last trading day of the year 2002, the last reported sales price for the Common Stock on the New York Stock Exchange was $5.98.


Equity Compensation Plan Information

     The following table summarizes the Company's equity compensation plan information as of December 31, 2002. Information is included for both equity compensation plans approved by the Company's stockholders and equity compensation plans not approved by the Company's Stockholders.

                                             Common shares to be                            Common shares available
                                             issued upon exercise     Weighted-average     for future issuance under
                                                of outstanding       exercise price of     equity compensation plans
                                              options, warrants,        outstanding          (excluding securities
                                                  and rights         options, warrants,    reflected in column (a))
              Plan Category                                              and rights
------------------------------------------- ----------------------- --------------------- ----------------------------
------------------------------------------- ----------------------- --------------------- ----------------------------
                                                     (a)                    (b)                       (c)
Equity compensation plans approved by             1,916,646                $11.67                   677,762
Company stockholders (1)
Equity compensation plans not approved by          107,544                 $3.78                       0
Company stockholders (2)
Totals:                                           2,024,190                $11.25                   677,762
___________
(1)      Please see "Management of the Company - Stock Option Plans" for a description of these plans.

(2)      The only  outstanding  options not  previously  approved by the  Company's  stockholders  were  granted in
         October 1994,  September 1995 and October 1996 pursuant to separate stock option  agreements  with several directors and employees of the Company at exercise prices of $3.33,  $3.75 and $9.33,  respectively.  Such options had terms of either 5 or 10 years.

Compensation Committee Report on Executive Compensation

     The  Compensation  Committee  (established by the Board of Directors in May
1998) continued in 2002 its function of reviewing and making recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Committee consists solely of directors who are not employees of the Company.

     Compensation of the Company's executive officers and key employees consists of three components: base salary, annual bonuses and long-term incentive awards in the form of stock options. For each of the three years ended 2001, the Compensation Committee retained the nationally recognized executive compensation consulting firm of William M. Mercer, Incorporated ("Mercer") to advise it with respect to executive and employee compensation and other related matters for those years. As part of its annual engagement, Mercer presented a report to the Compensation Committee in which Mercer provided benchmark information on the senior executive positions with respect to both an industry peer group and published compensation and proprietary survey information. Mercer also compared the Company's financial performance to the same peer group and assessed the pay and performance relationship thereof. The Compensation Committee relied on, among other factors, Mercer's prior reports in setting compensation levels in 2002 as well as the compensation philosophy contained therein.

     Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Individual salaries may be higher or lower, based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on those factors. Bonuses and stock option grants closely link executive pay with performance in areas key to the Company's operating success. These areas include sales growth, earnings per share growth, return on average equity and total shareholder return performance. In the past, the Company has granted bonuses and stock options to executives and employees based upon subjective and objective performance criteria relating to both the Company and the individual, including the level of Company revenues and earnings and a comparison with the operating results of the Company's peer group, a person's responsibility level and other performance targets.

     Historically, during periods of strong operating performance by the Company compared to its peer group, based upon the recommendation of the Compensation Committee, the Company has positioned salaries, together with target bonuses and stock options, at median compensation levels for comparable positions and responsibilities in the peer group. During the past two fiscal years, periods of weak relative operating performance, as a result of the Compensation Committee's compensation philosophy, the Company positioned total compensation at or near the bottom of its peer group. During the last two years, as a result of the Company's performance, the Company granted no bonuses to its executive officers and granted no stock options during 2002.

     The Compensation Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer, Bradley
C. Albrechtsen. During 2002, Mr. Albrechtsen received a base salary of $220,000. In light of the Company's negative operating performance during 2002, no bonus was awarded to Mr. Albrechtsen.

     The Company established the 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1999 Stock Option Plan, which are administered by the Compensation Committee, and the 1993 Option Plan and 1997 Stock Option Plan, which are administered by the Board. See "Management of the Company -- Stock Option Plans." The Company adopted these stock option plans in order to create incentives for retaining qualified and competent employees and maximizing long-term stockholder values. No options were granted during fiscal year ended December 31, 2002.

     The Compensation Committee intends to examine and evaluate the performance of the Company's officers and employees, through discussions with senior management and otherwise, and make recommendations to the Board of Directors with respect to base salary, bonuses and any other elements of compensation in light of an overriding Company philosophy linking pay and performance.


                                                     COMPENSATION COMMITTEE
                                                     Stephen M. Davis
                                                     Doy B. Henley
                                                     Greg McCaffery

Report of the Audit Committee

     The Audit Committee members are Neil H. Koffler, Doy B. Henley and Greg McCaffery. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's internal and external auditors.

     The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2002 and 2001 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2002 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

     The Audit Committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with PricewaterhouseCoopers LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                                              AUDIT COMMITTEE

                                                              Neil H. Koffler
                                                              Doy B. Henley
                                                              Greg McCaffery

Performance Graph

     Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of dividends) of the Company; the CRSP Total Return Index for the NYSE/AMEX/Nasdaq Stock Market (US Companies), comprising all domestic shares traded in the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market; and a self-determined peer group of seven companies. The graph assumes $100 invested on December 31, 1997 in the Company and in each of the indices. The performance shown in the graph is not necessarily indicative of future performance.

                                [Graph ommitted]
                     [Value represented in following table]

CRSP Total Returns Index for:     12/1997   12/1998   12/1999  12/2000   12/2001     12/2002

National R.V. Holdings, Inc.       100.0     117.5     87.8      52.8     44.7        27.3
NYSE/AMEX/Nasdaq Stock Market      100.0     123.4    154.5     137.0    122.4        97.2
(U.S. Companies)
Self-Determined Peer Group         100.0     107.6     94.2      63.9    105.9       117.6


Companies in the Self- Determined Peer Group

COACHMEN INDUSTRIES INC                      FLEETWOOD ENTERPRISES INC
MONANCO COACH CORP                           REXHALL INDUSTRIES INC
THOR INDUSTRIES INC                          WINNEBAGO INDUSTRIES INC



Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1997.

Certain Relationships and Related Party Transactions

     Mr. Robert B. Lee, currently a director of the Company and an executive officer of the Company, is a partner in a joint venture which is a party to a lease agreement with the Company's CCI subsidiary. Pursuant to the agreement, CCI leases from the joint venture a parcel of property constituting a majority of CCI's manufacturing facilities. During the year ended December 31, 2002, the Company paid $1.31 million under the lease agreement. The lease agreement calls for future payments totaling approximately $3.9 million through October 31, 2005.

     Heller Ehrman White & McAuliffe LLP, a law firm in which Mr. Stephen M. Davis, the Secretary and a director of the Company, is a shareholder, performed legal services for the Company for which it was paid fees of $282,000 in the year ended December 31, 2002.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

     The following table set forth as of April 15, 2003 the number and percentage of shares of Common Stock held by (i) each of the executive officers, directors and nominees of the Company, (ii) all persons who are known by the Company to be the beneficial owners of, or who otherwise exercise voting or dispositive control over, five percent or more of the Company's outstanding Common Stock and (iii) all of the Company's present executive officers and directors as a group:


                                                                  Common Stock               Percentage of
Beneficial Owner                                                   Owned(1)                  Outstanding
Bradley C. Albrechtsen(2)                                              33,245                      *

Mark D. Andersen(3)                                                    17,437                      *
Jonathan C. Corn                                                            0                      0%

Stephen M. Davis (4)                                                   47,840                      *

Doy B. Henley(5)                                                        9,000                      *

Neil H. Koffler (6)                                                    64,286                      *

Robert B. Lee (7)                                                     429,369                     4.4%

Greg McCaffery(8)                                                       9,162                      *

Wayne M. Mertes (9)                                                   735,615                     7.1%

James B. Roszak                                                             0                      0%

FMR Group(10)                                                       1,143,700                    11.6%

Royce and Associates, LLC (11)                                        963,240                     9.8%

Dimensional Fund Advisors Inc. (12)                                   701,000                     7.1%

Gary N. Siegler (13)                                                  727,845                     7.0%
Amalgamated Gadget, L.P. (14)                                         558,600                     5.7%

Brandes Investment Partners, LLC (15)                                 519,935                     5.3%

All executive officers and directors as a group (9 in               1,345,954                     12.8%
number) (2)(3)(4)(5)(6)(7)(8)(9)

_____________________
 *       Less than one percent.

     (1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

     (2) Includes 29,333 shares underlying outstanding options exercisable immediately or within 60 days.

     (3) Includes 15,583 shares underlying options exercisable immediately or within 60 days and 150 shares owned by Mr. Andersen's wife.

     (4) Includes 41,875 shares underlying outstanding options exercisable immediately or within 60 days. Includes 60 shares owned by Mr. Davis' son for which Mr. Davis disclaims beneficial ownership.

     (5) Includes 8,000 shares underlying outstanding options exercisable immediately or within 60 days.

     (6) Includes 61,958 shares underlying outstanding options exercisable immediately or within 60 days held by Mr. Koffler.

     (7) Includes 18,333 shares underlying options exercisable immediately or within 60 days. Excludes 136,870 shares of Common Stock owned by Mr. Lee's wife, Mrs. Terry N. Lee, for which Mr. Lee disclaims beneficial ownership.

     (8) Includes 8,000 shares underlying outstanding options exercisable immediately or within 60 days.

     (9) Includes 524,500 shares underlying outstanding options exercisable immediately or within 60 days and excludes 3,750 shares of Common Stock owned by Mr. Mertes' wife for which Mr. Mertes disclaims beneficial ownership.

     (10) As reported in an Amendment No. 2 to Schedule 13G filed with the SEC on behalf of FMR Group and certain affiliated parties on February 14, 2003.

     (11) As reported in Schedule 13G filed with the SEC by Royce & Associates, LLC on February 4, 2003.

     (12) As reported in an Amendment to Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. on February 12, 2003.

     (13) As reported in an Amendment No. 18 to Schedule 13D filed with the SEC on February 3, 2002. Includes (i) 514,044 shares underlying outstanding options held by Mr. Siegler exercisable immediately or within 60 days, (ii) 42,057 shares of Common Stock owned by The Gary N. Siegler Foundation, which shares Mr. Siegler is deemed to beneficially own, and (iii) 143,274 shares of Common Stock owned by certain other entities, which shares Mr. Siegler is deemed to beneficially own because Mr. Siegler controls dispositive and voting power for the shares owned by such entities.

     (14) As reported in an Amendment No. 1 to Schedule 13G filed with the SEC by Amalgamated Gadget LP. on February 10, 2003.

     (15) As reported in Schedule 13G filed with the SEC by Brandes Investment Partners, LLC and certain affiliated parties on February 14, 2003.

                                  OTHER MATTERS

     The Board of Directors is not currently aware of any other matters to be transacted at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine, subject, in any event, to the requirements of Delaware Law.

     The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                              FINANCIAL STATEMENTS

     The Company's audited financial statements for the year ended December 31, 2002 and certain other related financial and business information of the Company are contained in the Company's 2002 Annual Report to Stockholders being mailed by the Company to its stockholders with this Proxy Statement.

                             STOCKHOLDERS' PROPOSALS

     Any proposal which an eligible stockholder wishes to include in the proxy or information statement for the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 3411 N. Perris Boulevard, Perris, California 92571, not later than December 31, 2003.


                                   By Order of the Board of Directors




                                   Stephen M. Davis
                                   Secretary

Dated: April 30, 2003

                    NATIONAL R.V. HOLDINGS, INC.

            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON JUNE 9, 2003

     The undersigned hereby appoints Mark D. Andersen and Bradley C. Albrechtsen proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of National R.V. Holdings, Inc., a Delaware Corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, June 9, 2003 at 9:00 a.m., Pacific Daylight Time, at 2050 South Lyon Street, Santa Ana, California 92705, or any adjournments or postponements thereof, with all the powers the undersigned would have if personally present on the following matters:

1.       Election of the following                                                               WITHHOLD
         nominees to serve as                                                                    AUTHORITY
         Class III Directors until                                     FOR                       to vote
         the 2006 Annual Meeting of                                    all                       for all
         Stockholders.                                                 nominees                  nominees

                                                                       [   ]                     [   ]

                   NOMINEES:         Doy B. Henley and James B. Roszak


     INSTRUCTIONS:  To withhold  authority to vote for any  individual  nominee,
write    that    nominee's     name    in    the    space    provided     below.
------------------------------------------------------------

2.       Proposal to ratify and
         approve the selection by the
         Board of Directors of
         PricewaterhouseCoopers LLP           FOR       AGAINST     ABSTAIN
         as the Company's independent           ]        [   ]       [  ]
         public accountants for the fiscal
         year to end December 31, 2003.

3.       In their discretion, the above-named
         proxies are authorized to vote in
         accordance with their own judgment
         upon such other matters as may properly
         come before the Annual Meeting or any
         adjournments or postponements thereof.

     This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted "FOR" the election of all nominees for Directors in Item 1 and "FOR" Item 2 and the proxies will use their discretion with respect to any matters referred to in Item 3.

     The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated April 30, 2003.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Dated:   , 2003

Signature(s):
                           ------------------------------------------------

     (Note: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)


                  RETURN THIS PROXY IN THE ENCLOSED ENVELOPE